As filed with the Securities and Exchange Commission on July 18, 2017

REGISTRATION NO. 333-219201

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	7359	23-2679963
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(610) 989-0340
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive officers)

Stephen P. Herbert
Chief Executive Officer
USA Technologies, Inc.
100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(610) 989-0340
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Douglas M. Lurio, Esquire Shaila Prabhakar, Esquire Lurio & Associates, P.C. 2005 Market Street, Suite 3120 Philadelphia, PA 19103-7015 (215) 665-9300	Justin P. Klein, Esquire Gerald J. Guarcini, Esquire Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103 (215) 665-8500	Michael D. Maline, Esquire Seo Salimi, Esquire Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018 (212) 813-8966

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company☐

(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to the Registration Statement on Form S-1 of USA Technologies, Inc. (File No. 333-219201) (the "Registration Statement") is an exhibits-only submission to (i) file an amended Exhibit 5.1 which shall replace and supersede Exhibit 5.1 to Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on July 17, 2017 and (ii) restate the exhibit index in Item 16. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page, the restated exhibit index, and the exhibits filed herewith. The prospectus is unchanged and has therefore been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock.

SEC Registration Fee	$4,665
FINRA filing fee	$6,537.50
Printing and Mailing Expenses	$20,000
Accounting Fees and Expenses	$75,000
Legal Fees and Expenses	$400,000
Other	$43,835
Total	$550,000

ITEM 14.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended (“BCL”), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification.  Our By-laws substantively provide that we will indemnify our officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness.  In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law.  Our By-laws eliminate the personal liability of the directors to the fullest extent permitted by Section 1713 of the BCL.

As permitted by the BCL, our By-laws provide that directors will not be personally liable, as such, for monetary damages for any action taken unless the director has breached or failed to perform the duties of a director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.  This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, state or local law.  The By-laws also include provisions for indemnification of our directors and officers to the fullest extent permitted by the BCL. In addition, the Company has entered into separate indemnification agreements with its directors and officers which require the Company to indemnify each of such officers and directors to the fullest extent permitted by the law of the Commonwealth of Pennsylvania against certain liabilities which may arise by reason of their status as directors and officers.  The indemnification agreements also provide that the Company must advance all expenses incurred by the indemnified person in connection with any proceeding, provided the indemnified person undertakes to repay the advanced amounts if it is determined ultimately that the indemnified person is not entitled to be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

During the three years immediately preceding the date of the filing of this registration statement, the following securities were issued by the Company without registration under the Securities Act:

On March 29, 2016, the Company entered into a Loan and Security Agreement and other ancillary documents (the “Heritage Loan Documents”) with Heritage Bank of Commerce (“Heritage Bank”), providing for a secured asset-based revolving line of credit in an amount of up to $12.0 million (the “Heritage Line of Credit”). In connection with the Heritage Loan Documents, the Company issued to Heritage Bank warrants to purchase up to 23,978 shares of common stock of the Company at an exercise price of $5.00 per share. The warrants are exercisable at any time through March 29, 2021 subject to earlier termination in the event of a business combination (as defined in the warrants). The warrants were issued by the Company pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description

1.1**	Form of Underwriting Agreement by and between the Company and William Blair & Company, L.L.C.

3.1	Amended and Restated Articles of Incorporation of the Company filed January 26, 2004 (Incorporated by reference to Exhibit 3.1.20 to Form 10-QSB filed on February 12, 2004).

3.1.1	First Amendment to Amended and Restated Articles of Incorporation of the Company filed on March 17, 2005 (Incorporated by reference to Exhibit 3.1.1 to Form S-1 Registration Statement No. 333-124078).

3.1.2
Second Amendment to Amended and Restated Articles of Incorporation of the Company filed on December 13, 2005 (Incorporated by reference to Exhibit 3.1.2 to Form S-1 Registration Statement No. 333-130992).

3.1.3	Third Amendment to Amended and Restated Articles of Incorporation of the Company filed on February 7, 2006 (Incorporated by reference to Exhibit 3.1.3 to Form 10-K filed on September 30, 2013).

3.1.4	Fourth Amendment to Amended and Restated Articles of Incorporation of the Company filed on July 25, 2007 (Incorporated by reference to Exhibit 3.1.3 to Form 10-K filed September 23, 2008).

3.1.5	Fifth Amendment to Amended and Restated Articles of Incorporation of the Company filed on March 6, 2008 (Incorporated by reference to Exhibit 3.1.4 to Form 10-K filed September 23, 2008).

3.2	Amended and Restated By-Laws of the Company dated as of April 24, 2014 (Incorporated by reference to Exhibit 3(i) to Form 8-K filed on April 30, 2014).

4.1	Warrant dated March 29, 2016 in favor of Heritage Bank of Commerce (Incorporated by reference to Exhibit 4.2 to Form 10-K filed on September 13, 2016).

5.1*	Opinion of Lurio & Associates, P.C.

10.1	Form of Indemnification Agreement between the Company and each of its officers and directors (Incorporated by reference to Exhibit 10.1 to Form 10-Q filed May 14, 2007).

10.2	USA Technologies, Inc. 2013 Stock Incentive Plan (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on May 20, 2013).

10.3	USA Technologies, Inc. 2014 Stock Option Incentive Plan (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on May 15, 2014).

10.4	USA Technologies, Inc. 2015 Equity Incentive Plan (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on May 15, 2015).

10.5
Amended and Restated Employment and Non-Competition Agreement between the Company and Stephen P. Herbert dated November 30, 2011. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed December 5, 2011).

10.6	Employment and Non-Competition Agreement dated June 7, 2010 between the Company and Michael Lawlor (Incorporated by reference to Exhibit 10.22 to Form 10-K filed on September 30, 2013).

10.7
First Amendment to Employment and Non-Competition Agreement dated April 27, 2012 between the Company and Michael Lawlor (Incorporated by reference to Exhibit 10.23 to Form 10-K filed on September 30, 2013).

10.8	Employment and Non-Competition Agreement between the Company and David M. DeMedio dated April 12, 2005 (Incorporated by reference to Exhibit 10.22 to Form S-1 Registration Statement No. 333-124078).

10.9	First Amendment to Employment and Non-Competition Agreement between the Company and David M. DeMedio dated May 11, 2006 (Incorporated by reference to Exhibit 10.3 to Form 10-Q filed on May 15, 2006).

10.10
Second Amendment to Employment and Non-Competition Agreement dated March 13, 2007, between the Company and David M. DeMedio (Incorporated by reference to Exhibit 10.34 to Form S-1 filed April 12, 2007).

10.11
Third Amendment to Employment and Non-Competition Agreement between the Company and David M. DeMedio dated September 22, 2008 (Incorporated by reference to Exhibit 10.29 to Form 10-K filed September 24, 2008).

10.12	Letter from the Company to David M. DeMedio dated September 24, 2009 (Incorporated by reference to Exhibit 10.32 to Form 10-K filed September 25, 2009).

10.13
Fifth Amendment to Employment and Non-Competition Agreement dated as of July 1, 2011 between the Company and David M. DeMedio (Incorporated by reference to Exhibit 10.31 to Form 10-K filed September 27, 2011).

10.14
Sixth Amendment to Employment and Non-Competition Agreement dated September 27, 2011 between the Company and David M. DeMedio (Incorporated by reference to Exhibit 10.32 to Form 10-K filed September 27, 2011).

10.15
Seventh Amendment to Employment and Non-Competition Agreement dated as of November 7, 2013 between the Company and David M. DeMedio (Incorporated by reference to Exhibit 10.1 to Form 10-Q filed November 13, 2013).

10.16	Separation Agreement and Release dated as of October 19, 2015 by and between the Company and David M. DeMedio (Incorporated by reference to Exhibit 10.1 to Form 8-K filed October 20, 2015).

10.17	Letter Agreement dated July 22, 2015, by and between the Company and J. Duncan Smith (Incorporated by reference to Exhibit 10.1 to Form 8-K filed August 4, 2015).

10.18	Separation Agreement and Release dated as of January 22, 2016 by and between the Company and J. Duncan Smith (Incorporated by reference to Exhibit 10.1 to Form 8-K filed January 28, 2016).

10.19	Letter agreement dated January 27, 2016, by and between the Company and Leland P. Maxwell (Incorporated by reference to Exhibit 10.2 to Form 8-K filed January 28, 2016).

10.20	Letter agreement dated September 28, 2016, by and between the Company and Leland P. Maxwell (Incorporated by reference to Exhibit 10.1 to Form 8-K filed October 4, 2016).

10.21	Employment Offer Letter dated as of March 10, 2017, by and between the Company and Priyanka Singh (Incorporated by reference to Exhibit 10.1 to Form 8-K filed March 28, 2017).

10.22
Second Amendment Employment and Non-Competition Agreement dated as of April 29, 2016 by and between the Company and Michael K. Lawlor (Incorporated by reference to Exhibit 10.19 to Form 10-K filed on September 13, 2016).

10.23
Visa Incentive Agreement between the Company and Visa U.S.A. Inc., dated as of November 14, 2014 (Incorporated by reference to Exhibit 10.1 to Form 10-Q filed February 17, 2015) (Portions of this exhibit were redacted pursuant to a confidential treatment request).

10.24
Mastercard Acceptance Agreement by and between the Company and Mastercard International Incorporated (Incorporated by reference to Exhibit 10.2 to Form 10-Q filed May 15, 2015) (Portions of this exhibit were redacted pursuant to a confidential treatment request).

10.25
First Amendment to Mastercard Acceptance Agreement by and between the Company and Mastercard International Incorporated dated April 27, 2015 (Incorporated by reference to Exhibit 10.45 to Form 10-K filed September 30, 2015) (Portions of this exhibit were redacted pursuant to a confidential treatment request).

10.26
Third Party Payment Processor Agreement dated April 24, 2015 by and among the Company, JPMorgan Chase Bank, N.A. and Paymentech, LLC (Incorporated by reference to Exhibit 10.46 to Form 10-K filed September 30, 2015) (Portions of this exhibit were redacted pursuant to a confidential treatment request).

10.27
Loan and Security Agreement dated March 29, 2016 by and between the Company and Heritage Bank of Commerce  (Incorporated by reference to Exhibit 10.1 to Form 10-Q/A filed February 24, 2017) (Portions of this exhibit were redacted pursuant to a confidential treatment request).

10.28
Intellectual Property Security Agreement dated March 29, 2016 by and between the Company and Heritage Bank of Commerce (Incorporated by reference to Exhibit 10.2 to Form 10-Q filed May 12, 2016) (Portions of this exhibit were redacted pursuant to a confidential treatment request).

10.29
Second Amendment to Loan and Security Agreement dated as of September 30, 2016 by and between the Company and Heritage Bank of Commerce  (Incorporated by reference to Exhibit 10.1 to Form 10-Q filed February 8, 2017) (Portions of this exhibit were redacted pursuant to a confidentiality treatment request).

10.30
Third Amendment to Loan and Security Agreement dated as of March 24, 2017 by and between the Company and Heritage Bank of Commerce (Incorporated by reference to Exhibit 10.1 to Form 10-Q filed May 10, 2017) (Portions of this exhibit were redacted pursuant to a confidentiality treatment request).

10.31
Asset Purchase Agreement dated January 15, 2016 by and between the Company and VendScreen, Inc. (Incorporated by reference to Exhibit 2.1 to Form 10-Q filed May 12, 2016) (Portions of this exhibit were redacted pursuant to a confidential treatment request).

21	List of significant subsidiaries of the Company (Incorporated by reference to Exhibit 21 to Form S-1 filed on March 16, 2010).

23.1**	Consent of RSM US LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Lurio & Associates, P.C. (included in Exhibit 5.1).

23.3**	Consent of Ballard Spahr LLP

24.1**	Power of Attorney

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase

101.DEF**	XBRL Taxonomy Extension Definition Linkbase

101.LAB**	XBRL Taxonomy Extension Label Linkbase

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase

*	Filed herewith.
**	Previously filed

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No.2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on July 18, 2017.

USA TECHNOLOGIES, INC.

By:	/s/ Stephen P. Herbert
Stephen P. Herbert, Chairman and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No.2 to the Registration Statement on Form S-1 has been duly signed below by the following persons in the capacities and dates indicated.

SIGNATURES	TITLE	DATE

By: /s/ Stephen P. Herbert	Chairman of the Board of Directors	July 18, 2017
Stephen P. Herbert	and Chief Executive Officer
(Principal Executive Officer)

*	Chief Financial Officer	July 18, 2017
Priyanka Singh, CPA	(Principal Financial and Accounting Officer)

*	Director	July 18, 2017
Steven D. Barnhart

*	Director	July 18, 2017
Joel Brooks

*	Director	July 18, 2017
Robert L. Metzger

*	Director	July 18, 2017
Albin F. Moschner

*	Director	July 18, 2017
William J. Reilly, Jr.

*	Director	July 18, 2017
William J. Schoch

* By: /s/ Stephen P. Herbert
Stephen P. Herbert
Attorney-in-Fact